CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 28, 1995 included in Reno Air Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this registration statement.

                                  /s/ Arther Andersen LLP

Phoenix, Arizona,
November 21, 1997.